UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2013

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On July 24, 2013, Berkshire Hills Bancorp, Inc. (“BHLB”), the holding company for Berkshire Bank, announced its financial results for the three and six month periods ended June 30, 2013.  The news release containing the financial results and the matter discussed in Item 5.02 and 8.01 is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2013, Patrick J. Sullivan, Executive Vice President of Commercial Banking, Wealth Management and Insurance of BHLB and Berkshire Bank (the “Bank”), informed BHLB and the Bank of his intention to resign his position effective July 26, 2013.

Berkshire Bank has entered into a Separation and Non-Competition Agreement and Full and Final Release of Claims (the “Agreement”) with Mr. Sullivan pursuant to which Mr. Sullivan will perform consulting services to the Bank.  In addition, Mr. Sullivan agreed not to compete with the Company and Bank for the benefit of any business within 60 miles of Pittsfield, Massachusetts from July 26, 2013 through December 31, 2014.  During this seventeen-month period, Mr. Sullivan has also agreed not to solicit or offer employment to any employee of the Company or Bank or any of their subsidiaries or affiliates that would cause such person(s) to terminate employment and accept employment with or provide services to any business that competes with the Company and Bank or any subsidiary.  In exchange for the consulting services, agreement not to compete or solicit, and full and final release of all claims, the Bank has agreed to pay Mr. Sullivan $750,000, with $400,000 payable in August 2013, and $20,588 payable in monthly installments, from August 2013 through December 2014.  In addition, Berkshire Bank will provide Mr. Sullivan with continued health and dental insurance coverage, at no cost to Mr. Sullivan, for three years. These payments and benefits are subject to forfeiture if Mr. Sullivan breaches the Agreement.

The foregoing descriptions of the Agreement is qualified in its entirety by reference to the copy of the form of such agreement that is included as Exhibit 10.1, respectively, to this Current Report and incorporated by reference into this Item 5.02.

On July 24, 2013, the Company issued a news release regarding Mr. Sullivan’s resignation, the Company’s earnings for the three and six month periods ended June 30, 2013 and the declaration of a cash dividend. A copy of the news release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 8.01                                           Other Events.

On July 24, 2013, BHLB announced a cash dividend of $0.18 per share to stockholders of record as of the close of business on August 8, 2013, payable on August 22, 2013.

A copy of the news release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01                                           Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Non-Competition Agreement and Full and Final Release of Claims between Berkshire Bank and Patrick J. Sullivan

99.1	Berkshire Hills Bancorp Inc. News Release Issued on July 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: July 25, 2013	By:	/s/ Michael P. Daly
Michael P. Daly
Chairman of the Board, President and Chief Executive Officer